Exhibit 99.1

Carolina Financial Corporation Reports Results for Third Quarter of 2016

NEWS RELEASE – For Release October 19, 2016, 9:00AM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C., October 19, 2016 - Carolina Financial Corporation (NASDAQ: CARO) today announced financial results for the third quarter of 2016. Highlights at and for the three months ended September 30, 2016, include:

•	Net income for the third quarter 2016 increased 53.1% to $5.9 million, or $0.47 per diluted share from $3.9 million, or $0.40 per diluted share for the third quarter of 2015.
•	Operating earnings for the third quarter of 2016, which excludes certain non-operating income and expenses, increased 45.8% to $5.9 million, or $0.47 per diluted share, from $4.0 million, or $0.42 per diluted share, from the third quarter of 2015.
•	Loans receivable, excluding acquired loans, grew at an annualized rate of 19.3% or $133.7 million since December 31, 2015 and 24.7% or $66.0 million since June 30, 2016.
•	Nonperforming assets to total assets of 0.42% as of September 30, 2016.
•	Core deposits, excluding acquired deposits, increased $150.0 million since December 31, 2015 and $45.3 million since June 30, 2016.

“We are pleased to report an increase in operating earnings of 45.8% for the third quarter of 2016 over the comparable prior quarter. These strong operating earnings are the result of excellent earnings of CresCom Bank combined with improved results of Crescent Mortgage Company. The Company continued to experience exceptional growth in the third quarter with loans receivable growing at an annualized rate of 24.7% and core deposit growth of $45.3 million while maintaining superior asset quality. Finally, we are excited to announce plans to open a second branch in the Wilmington market by year end,” stated Jerry Rexroad, Chief Executive Officer.

Financial Results

Carolina Financial Corporation

■	The Company reported net income for the three months ended September 30, 2016 of $5.9 million, or $0.47 per diluted share, as compared to $3.9 million, or $0.40 per diluted share, for the three months ended September 30, 2015. Net income for the nine months ended September 30, 2016 totaled $12.4 million, or $1.02 per diluted share, compared to net income of $10.8 million, or $1.13 per diluted share. Included in net income for the nine months ended September 30, 2016 were pretax merger related expenses of $3.0 million.
■	Operating earnings for the third quarter of 2016 increased 45.8% to $5.9 million, or $0.47 per diluted share, from $4.0 million, or $0.42 per diluted share, from the third quarter of 2015. Operating earnings for the nine months ended September 30, 2016 increased 25.8% to $14.5 million, or $1.18 per diluted share, from $11.5 million, or $1.20 per diluted share, for the nine months ended September 30, 2015.
■	The Company’s net interest margin-tax equivalent increased to 3.75% for the third quarter of 2016 compared to 3.66% for the third quarter of 2015.

■	The Company reported book value per common share of $13.00 and $11.92 as of September 30, 2016 and December 31, 2015, respectively. Tangible book value per common share was $12.35 and $11.66 as of September 30, 2016 and December 31, 2015, respectively.
■	At September 30, 2016, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $160.3 million as of September 30, 2016 compared to $139.9 million at December 31, 2015.

CresCom Bank

■	The Bank’s net income (excluding Crescent Mortgage Company) increased 65.9% to $4.7 million for the three months ended September 30, 2016 compared to $2.9 million for the three months ended September 30, 2015. Net income for the nine months ended September 30, 2016 totaled $10.3 million compared to net income of $8.1 million for the nine months ended September 30, 2015. Included in net income for the nine months ended September 30, 2016 were pretax merger related expense of $ $2.9 million.
■	No provision for loan loss was recorded during the three and nine month periods ended September 30, 2016 or 2015. This was primarily due to continued excellent asset quality as well as net recoveries of $199,000 and $854,000 for the nine months ended September 30, 2016 and 2015, respectively.
■	The Bank’s non-performing assets were 0.42% and 0.47% of total assets at September 30, 2016 and December 31, 2015, respectively. The Bank added $1.5 million in real estate acquired through foreclosure, net as a result of the merger with Congaree Bancshares, Inc.
■	Loans receivable increased to $1.1 billion at September 30, 2016 compared to $922.7 million at December 31, 2015. The increase in loans receivable primarily relates to the completed acquisition of Congaree as well as the Bank’s focus on commercial lending and residential mortgage lending.
■	The number of checking accounts increased at an annualized rate of 10.6%, excluding Congaree checking accounts acquired, since December 31, 2015. As of September 30, 2016 and December 31, 2015, core deposits, defined as checking, savings and money market, comprised approximately 61.8% and 56.7%, respectively, of total deposits. Total deposits, excluding acquired deposits, increased $189.5 million since December 31, 2015.
■	The Bank’s retail mortgage conforming loan originations increased to $25.6 million for the three months ended September 30, 2016 compared to $17.6 million for the three months ended September 30, 2015. For the nine months ended September 30, 2016, retail mortgage conforming loan originations increased to $68.3 million compared to $50.4 million for the nine months ended September 30, 2015. As a result of the increased originations, retail mortgage banking noninterest income increased to $680,000 and $1.6 million for the three and nine months ended September 30, 2016 compared to $431,000 and $1.2 million for the three and nine months ended September 30, 2015. Mortgage banking income consists primarily of gain on sale of loans and related fees as well as fair value changes in mortgage banking derivatives.

Crescent Mortgage Company

■	Net income for Crescent Mortgage Company, a wholly-owned subsidiary of the Bank, was $1.4 million for the three months ended September 30, 2016 compared to $1.3 million for the three months ended September 30, 2015. Net income for the nine months ended September 30, 2016 was $2.7 million compared to $3.3 million for the nine months ended September 30, 2015.
■	The increase in net income of Crescent Mortgage Company during third quarter of 2016 is primarily attributable to an increase in margin during the period. Originations for the three months ended September 30, 2016 and 2015 were $253.5 million and $261.9 million, respectively. Originations for the nine months ended September 30, 2016 and 2015 were $645.4 million and $769.7 million, respectively. The percentage of originations attributable to refinances were 35.9% for the third quarter of 2016 compared to 30.3% for the third quarter of 2015.

Conference Call

A conference call will be held at 10:00 a.m., Eastern Time on October 20, 2016. The conference call can be accessed by dialing (855) 218-6998 or (615) 247-5963 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 93428847. Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately three hours after the call by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 93428847.

About Carolina Financial Corporation

Carolina Financial is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company. Carolina Financial trades on NASDAQ under the symbol CARO. As of September 30, 2016, Carolina Financial had approximately $1.7 billion in total assets and Crescent Mortgage Company originated loans in 45 states and partners with community banks, credit unions and mortgage brokers. In 2016, Carolina Financial was ranked #8 on American Banker’s 2015 list of “Top 200 Community Banks and Thrifts as Ranked by Three-Year Average ROE”, and was added to the Russell 2000 as part of the 2016 Russell indexes reconstitution. In June 2016, Carolina Financial Corporation completed its previously announced merger with Congaree Bancshares, Inc.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, such as core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; and (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$9,110	10,206
Interest-bearing cash	29,211	16,421
Cash and cash equivalents	38,321	26,627
Securities available-for-sale	336,918	306,474
Securities held-to-maturity	—	17,053
Federal Home Loan Bank stock, at cost	7,438	9,919
Other investments	1,801	1,760
Derivative assets	3,168	1,945
Loans held for sale	36,686	41,774
Loans receivable, gross	1,133,229	922,723
Allowance for loan losses	(10,340)	(10,141)
Loans receivable, net	1,122,889	912,582

Premises and equipment, net	35,086	32,562
Accrued interest receivable	4,813	4,333
Real estate acquired through foreclosure, net	2,843	2,374
Deferred tax assets, net	8,285	5,273
Mortgage servicing rights	13,556	11,433
Cash value life insurance	28,772	28,082
Core deposit intangible	3,771	2,961
Goodwill	4,266	—
Other assets	5,236	4,517
Total assets	$1,653,849	1,409,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing deposits	$267,892	163,054
Interest-bearing deposits	1,044,384	868,474
Total deposits	1,312,276	1,031,528
Short-term borrowed funds	87,500	120,000
Long-term debt	68,465	103,465
Derivative liabilities	2,708	306
Drafts outstanding	3,965	2,154
Advances from borrowers for insurance and taxes	2,614	641
Accrued interest payable	346	333
Reserve for mortgage repurchase losses	3,130	3,876
Dividends payable to stockholders	376	361
Accrued expenses and other liabilities	12,138	7,146
Total liabilities	1,493,518	1,269,810
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	125	120
Additional paid-in capital	65,862	56,418
Retained earnings	93,819	82,859
Accumulated other comprehensive income, net of tax	525	462
Total stockholders’ equity	160,331	139,859
Total liabilities and stockholders’ equity	$1,653,849	1,409,669

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
	(In thousands, except share data)
Interest income
Loans	$13,826	10,345	36,791	30,273
Investment securities	2,264	2,058	6,835	6,031
Dividends from Federal Home Loan Bank stock	83	93	288	238
Federal funds sold	3	—	5	—
Other interest income	32	16	92	60
Total interest income	16,208	12,512	44,011	36,602
Interest expense
Deposits	1,570	1,122	4,449	3,094
Short-term borrowed funds	124	75	320	217
Long-term debt	558	426	1,743	1,391
Total interest expense	2,252	1,623	6,512	4,702
Net interest income	13,956	10,889	37,499	31,900
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	13,956	10,889	37,499	31,900
Noninterest income
Mortgage banking income	5,605	4,753	12,967	13,874
Deposit service charges	953	915	2,712	2,638
Net loss on extinguishment of debt	(118)	—	(174)	(1,215)
Net gain on sale of securities	111	1,017	641	1,459
Fair value adjustments on interest rate swaps	99	(1,246)	(408)	(1,253)
Net increase in cash value life insurance	226	172	684	530
Mortgage loan servicing income	1,437	1,330	4,238	3,956
Other	560	381	1,728	1,187
Total noninterest income	8,873	7,322	22,388	21,176
Noninterest expense
Salaries and employee benefits	8,481	7,204	23,306	21,453
Occupancy and equipment	2,067	1,821	5,836	5,332
Marketing and public relations	374	378	1,144	1,147
FDIC insurance	180	190	527	540
Provision for mortgage loan repurchase losses	(250)	(250)	(750)	(750)
Legal expense	80	97	185	347
Other real estate expense, net	(96)	4	(37)	114
Mortgage subservicing expense	462	418	1,353	1,236
Amortization of mortgage servicing rights	586	515	1,659	1,460
Merger related expenses	—	—	2,985	—
Other	2,006	2,004	5,759	6,084
Total noninterest expense	13,890	12,381	41,967	36,963
Income before income taxes	8,939	5,830	17,920	16,113
Income tax expense	2,998	1,949	5,500	5,302
Net income	$5,941	3,881	12,420	10,811

Earnings per common share:
Basic	$0.48	0.41	1.04	1.15
Diluted	$0.47	0.40	1.02	1.13
Weighted average common shares outstanding:
Basic	12,327,921	9,463,722	11,995,477	9,421,042
Diluted	12,535,551	9,674,994	12,201,721	9,595,991

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Selected Average Balances:
Total assets	$1,626,717	1,482,963	1,412,778	1,364,772	1,322,382
Investment securities	345,385	335,105	335,929	330,364	312,707
Loans receivable, net	1,093,669	978,337	935,438	876,445	840,414
Loans held for sale	32,196	24,467	25,454	31,212	43,193
Deposits	1,291,567	1,170,860	1,069,451	1,052,192	1,027,771
Stockholders’ equity	157,311	145,656	141,311	111,189	102,326

Performance Ratios (annualized):
Return on average stockholders’ equity (1)	15.11%	7.79%	10.31%	12.98%	15.17%
Return on average assets (1)	1.46%	0.76%	1.03%	1.06%	1.18%
Average earning assets to average total assets	92.94%	93.44%	93.08%	92.23%	91.82%
Average loans receivable to average deposits	84.68%	83.56%	87.47%	83.30%	81.77%
Average stockholders’ equity to average assets	9.67%	9.82%	10.00%	8.15%	7.75%
Net interest margin-tax equivalent (2)	3.75%	3.64%	3.53%	3.59%	3.66%
Net charge-offs (recovery) to average loans receivable	(0.02)%	(0.03)%	(0.04)%	(0.11)%	0.06%
Nonperforming assets to period end loans receivable	0.62%	0.67%	0.59%	0.72%	0.89%
Nonperforming assets to total assets	0.42%	0.45%	0.39%	0.47%	0.57%
Nonperforming loans to total loans	0.37%	0.37%	0.48%	0.47%	0.57%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (3)	0.91%	0.96%	1.06%	1.10%	1.15%
Allowance for loan losses as a percentage of nonperforming loans	247.72%	262.68%	223.38%	235.67%	201.98%

Nonperforming Assets:
Loans 90 days or more past due and still accruing	$—	—	—	—	—
Nonaccrual loans	4,174	3,920	4,581	4,303	4,896
Total nonperforming loans	4,174	3,920	4,581	4,303	4,896
Real estate acquired through foreclosure, net (4)	2,843	3,272	1,091	2,374	2,744
Total nonperforming assets	$7,017	7,192	5,672	6,677	7,640

(1) Included in net income are pretax merger related expenses of approximately $2.8 million for the three months ended June 30, 2016 and $186,000 for the three months ended March 31, 2016.

(2) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(3) Acquired loans represent 11.4%, 12.2%, 6.4%, 7.0%, and 8.0%, of gross loans receivable at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

(4) Real estate acquired through foreclosure, net at September 30, 2016 includes $1.5 million related to the Congaree merger.

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months		For the Nine Months		Increase (Decrease)
	Ended September 30,		Ended September 30,		Three	Nine
	2016	2015	2016	2015	Months	Months
Segment net income:
Community banking (1)	$4,734	2,854	10,309	8,144	1,880	2,165
Wholesale mortgage banking	1,402	1,273	2,722	3,307	129	(585)
Other (2)	(228)	(256)	(669)	(660)	28	(9)
Eliminations	33	10	58	20	23	38
Total net income	$5,941	3,881	12,420	10,811	2,060	1,609

	For the Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Segment net income:
Community banking (1)	$4,734	2,162	3,413	3,258	2,854
Wholesale mortgage banking	1,402	919	401	525	1,273
Other (2)	(228)	(253)	(188)	(207)	(256)
Eliminations	33	8	17	33	10
Total net income	$5,941	2,836	3,643	3,609	3,881

	For the Three Months Ended September 30,
	Loan Originations		Mortgage Banking Income		Margin
	2016	2015	2016	2015	2016	2015
Additional segment information:
Community banking	$25,633	17,642	680	431	2.65%	2.44%
Wholesale mortgage banking	253,485	261,948	4,925	4,322	1.94%	1.65%
Total mortgage banking income	$279,118	279,590	5,605	4,753	2.01%	1.70%

	For the Nine Months Ended September 30,
	Loan Originations		Mortgage Banking Income		Margin
	2016	2015	2016	2015	2016	2015
Additional segment information:
Community banking	$68,263	50,430	1,586	1,231	2.32%	2.44%
Wholesale mortgage banking	645,412	769,679	11,381	12,643	1.76%	1.64%
Total mortgage banking income	$713,675	820,109	12,967	13,874	1.82%	1.69%

(1) Included in net income are pretax merger related expenses of approximately $2.7 million for the three months ending June 30, 2016 and $186,000 for the three months ending March 31, 2016, for a total of $2.9 million.

(2) Included in net income are pretax merger related expenses of approximately $102,000 for the three months ending June 30, 2016.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	At September 30,	At December 31,
	2016	2015

Core deposits:
Noninterest-bearing demand accounts	$267,892	163,054
Interest-bearing demand accounts	195,792	158,581
Savings accounts	47,035	39,147
Money market accounts	299,960	223,906
Total core deposits (Non-GAAP)	810,679	584,688

Certificates of deposit:
Less than $250,000	476,744	428,067
$250,000 or more	24,853	18,773
Total certificates of deposit	501,597	446,840
Total deposits	$1,312,276	1,031,528

	At September 30,	At December 31,
	2016	2015

Tangible book value per share:
Total stockholders’ equity	$160,331	139,859
Less intangible assets	(8,037)	(2,961)
Tangible common equity (Non-GAAP)	$152,294	136,898

Issued and outstanding shares	12,546,220	12,023,557
Less nonvested restricted stock awards	(216,828)	(285,805)
Period end dilutive shares	12,329,392	11,737,752

Total stockholders’ equity	$160,331	139,859
Divided by period end dilutive shares	12,329,392	11,737,752
Common book value per share	$13.00	11.92

Tangible common equity (Non-GAAP)	$152,294	136,898
Divided by period end dilutive shares	12,329,392	11,737,752
Tangible common book value per share (Non-GAAP)	$12.35	11.66

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Nine Months Ended
Operating Earnings:	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Income before income taxes	$8,939	3,700	5,281	5,367	5,830	17,920	16,113
Gain on sale of securities	(111)	(113)	(417)	(34)	(1,017)	(641)	(1,459)
Net loss on extinguishment of debt	118	47	9	36	—	174	1,215
Fair value adjustments on interest rate swaps	(99)	226	281	(142)	1,246	408	1,253
Merger related costs	—	2,799	186	—	—	2,985	—
Operating earnings before income taxes	8,847	6,659	5,340	5,227	6,059	20,846	17,122
Tax expense (1) (2)	2,967	1,555	1,656	1,712	2,026	6,398	5,634
Operating earnings (Non-GAAP)	$5,880	5,104	3,684	3,515	4,033	14,448	11,488

Average equity	157,311	145,656	141,311	111,189	102,326	148,134	98,805
Average assets	1,626,717	1,482,963	1,412,778	1,364,772	1,322,382	1,500,819	1,283,183
Operating return on average assets (Non-GAAP)	1.45%	1.38%	1.04%	1.03%	1.22%	1.28%	1.19%
Operating return on average equity (Non-GAAP)	14.95%	14.02%	10.43%	12.64%	15.77%	13.00%	15.50%

Weighted average common shares outstanding:
Basic	12,327,921	11,908,282	11,746,574	9,888,030	9,463,772	11,995,477	9,421,042
Diluted	12,535,551	12,076,878	11,978,801	10,103,966	9,674,994	12,201,721	9,595,991
Operating earnings per common share:
Basic (Non-GAAP)	$0.48	0.43	0.31	0.36	0.43	1.20	1.22
Diluted (Non-GAAP)	$0.47	0.42	0.31	0.35	0.42	1.18	1.20

As Reported:
Income before income taxes	$8,939	3,700	5,281	5,367	5,830	17,920	16,113
Tax expense	2,998	864	1,638	1,758	1,949	5,500	5,302
Net Income	$5,941	2,836	3,643	3,609	3,881	12,420	10,811

Average equity	157,311	145,656	141,311	111,189	102,326	148,134	98,805
Average assets	1,626,717	1,482,963	1,412,778	1,364,772	1,322,382	1,500,819	1,283,183
Return on average assets	1.46%	0.76%	1.03%	1.06%	1.17%	1.10%	1.12%
Return on average equity	15.11%	7.79%	10.31%	12.98%	15.17%	11.18%	14.59%

Weighted average common shares outstanding:
Basic	12,327,921	11,908,282	11,746,574	9,888,030	9,463,772	11,995,477	9,421,042
Diluted	12,535,551	12,076,878	11,978,801	10,103,966	9,674,994	12,201,721	9,595,991
Earnings per common share:
Basic	$0.48	0.24	0.31	0.37	0.41	1.04	1.15
Diluted	$0.47	0.23	0.30	0.36	0.40	1.02	1.13

(1) Tax expense is determined using the effective tax rate reflected in the accompanying income statement for the applicable reporting period.

(2) In March 2016, the FASB issued guidance to simplify several aspects of the accounting for share-based payment award transactions, including income tax consequences. In addition to other changes, the guidance changes the accounting for excess tax benefits and tax deficiencies from generally being recognized in additional paid-in capital to recognition as income tax expense or benefit in the period they occur. The Company early adopted the new guidance in the second quarter of 2016. As a result, the Company’s income tax expense was reduced by approximately $399,000, or $0.03 per diluted share, in the second quarter of 2016.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Segment net income:
Community banking	$4,734	2,162	3,413	3,258	2,854
Wholesale mortgage banking	1,402	919	401	525	1,273
Other	(228)	(253)	(188)	(207)	(256)
Eliminations	33	8	17	33	10
Total net income	$5,941	2,836	3,643	3,609	3,881

Community banking segment operating earnings:
Income before income taxes	$6,975	2,785	4,953	4,842	4,199
Tax expense (1) (3)	2,241	623	1,540	1,584	1,345
Bank segment net income	$4,734	2,162	3,413	3,258	2,854

Weighted average common shares outstanding:
Basic	12,327,921	11,908,282	11,746,574	9,888,030	9,463,772
Diluted	12,535,551	12,076,878	11,978,801	10,103,966	9,674,994

Earnings per common share:
Basic	$0.38	$0.18	$0.28	$0.32	$0.29
Diluted	$0.38	$0.18	$0.28	$0.32	$0.29

Bank segment income before taxes	$6,975	2,785	4,953	4,842	4,199
Gain on sale of securities	(111)	(113)	(417)	(34)	(1,017)
Net loss on extinguishment of debt	118	47	9	36	—
Fair value adjustments on interest rate swaps	(99)	226	281	(142)	1,246
Merger related costs (2)	—	2,697	186	—	—
Operating earnings before income taxes	6,883	5,642	5,012	4,702	4,428
Tax expense (1) (3)	2,211	1,262	1,558	1,538	1,418
Operating bank segment earnings (Non-GAAP)	$4,672	4,380	3,454	3,164	3,010

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.38	$0.37	$0.29	$0.32	$0.32
Diluted (Non-GAAP)	$0.37	$0.36	$0.29	$0.31	$0.31

(1) Tax expense is determined using the effective tax rate computed for the applicable business segment.

(2) Remaining merger related costs of $102,000 were incurred within the category “Other” segment earnings for three months ended June 30, 2016.

(3) In March 2016, the FASB issued guidance to simplify several aspects of the accounting for share-based payment award transactions, including income tax consequences. In addition to other changes, the guidance changes the accounting for excess tax benefits and tax deficiencies from generally being recognized in additional paid-in capital to recognition as income tax expense or benefit in the period they occur. The Company early adopted the new guidance in the second quarter of 2016. As a result, the Banking segment income tax expense was reduced by approximately $343,000, or $0.03 per diluted share, in the second quarter of 2016.